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                                                                       Exhibit F

                                     200,000 Share Purchase Warrants to Purchase
                                 200,000 Common Shares at the price of CDN $2.25
                                                                per Common Share

              SHARE PURCHASE WARRANTS TO PURCHASE COMMON SHARES OF

                    INTERNATIONAL MENU SOLUTIONS CORPORATION

               INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

                                                         ONE WARRANT IS REQUIRED
                                                                TO SUBSCRIBE FOR
                                                            ONE (1) COMMON SHARE

      THIS IS TO CERTIFY that for value received

                                SOUTHBRIDGE INC.

                             150 Water Street South
                               Cambridge, Ontario
                                     N1R 3E2

herein called the "Holder", is the registered holder of the number of Share Purchase Warrants (the "Warrants" or "Warrant", as the case may be) stated above and is entitled to purchase, at any time prior to 5:00 p.m. Toronto time on April 16, 2001, subject to the terms and conditions set forth herein, the number specified above of fully paid and non-assessable common shares ("Common Shares") in the capital of International Menu Solutions Corporation ("IMSC" or the "Corporation") as constituted on the date hereof, by surrendering to the Corporation at its registered office, these Warrants, with a subscription form in the form attached hereto duly completed and executed and a certified cheque, cash or money order in lawful money of Canada, payable to, or to the order of, the Corporation for the per share purchase price of the Common Shares so subscribed.

      These Warrants and such subscription and cheque, cash or money order shall be deemed to be so surrendered only upon personal delivery thereof or, if sent by post or other means of transmission, upon receipt thereof by the Corporation.

      The holding of these Warrants shall not constitute the Holder hereof a holder of Common Shares nor entitle it to any right or interest in respect thereof except as herein provided.

      Upon such delivery of these Warrants and payment as aforesaid, IMSC shall cause to be issued to the person or persons in whose name or names the Common Shares so subscribed for are to

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be issued the number of shares to be issued to such person or persons, and such person or persons shall become a shareholder or shareholders of the Corporation in respect of such shares with effect from the date of such delivery and payment and the Corporation will cause a certificate or certificates evidencing such shares to be mailed to such person or persons at the address or addresses specified in such subscription within five (5) days of such delivery and payment. The Holder of these Warrants may, anytime prior to 5:00 p.m. Toronto on April 16, 2001, exercise any number of the Warrants. Additionally, the Holder may subscribe for and purchase any lesser number of Common Shares than the number of Common Shares expressed in the Warrants and, in such event, shall be entitled to receive a new Warrant or Warrants certificate in respect of the balance of the Common Shares expressed in the Warrants not then subscribed for.

      Nothing contained herein shall confer any right upon the Holder hereof or any other person to subscribe for or purchase any Common Shares of the Corporation at any time subsequent to 5:00 p.m. Toronto time on April 16, 2001. For greater certainty, after 5:00 p.m. Toronto time on April 16, 2001, the Warrants and all rights hereunder shall be void and of no value.

      These Warrants are issued subject to, and with the benefit of, the following terms and conditions:

o The Holder of these Warrants shall, at all times and for all purposes, be regarded as the lawful owner thereof.

o The Holder of these Warrants or its legal personal representative will be regarded as exclusively entitled to the benefit of these Warrants and all persons may act accordingly.

o Subject as hereinafter provided, all or any of the rights conferred upon the Holder of any of the Warrants by the terms of such Warrants may be enforced by the Holder of such Warrants by appropriate legal proceedings. No recourse under or upon any obligation, covenant or agreement contained herein or in any of the Warrants issued hereunder shall be had against any shareholders, officers or directors of the Corporation either directly or through the Corporation, it being expressly agreed and declared that the obligations under the said Warrants are solely corporate obligations and that no personal liability whatever shall attach to, or be incurred by, the shareholders, officers or directors of the Corporation or any of them in respect thereof; any and all rights and claims against every such shareholder, officer or director being hereby expressly waived as a condition of, and as consideration for, the execution and the issue of these Warrants.

      (a) The Corporation covenants and agrees that so long as these Warrants are outstanding, it will at all times reserve out of its unissued Common Shares, against the purchase rights conferred on the Holder of these Warrants, a sufficient number of Common Shares to enable these Warrants to be exercised upon the basis and upon the terms

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            and conditions provided for herein. All such Common Shares which shall, upon receipt by the Corporation of the exercise price therefor, be issued upon the exercise of rights herein provided for shall be issued as fully paid and non-assessable shares;

      (b) In the event of any subdivision or redivision or change of the Common Shares of the Corporation at any time while these Warrants are outstanding into a greater number of such shares, the Corporation shall deliver at the time of the exercise thereafter of the right of purchase by the Holder, such additional number of Common Shares, (the exercise price of which shall be adjusted to provide for such subdivision, redivision or change), as would have resulted from such subdivision, redivision or change if the right of purchase had been exercised prior to the date of such subdivision, redivision or change. In the event of any consolidation or change of the Common Shares of the Corporation at any time when these Warrants are outstanding into a lesser number of shares, the number of Common Shares deliverable by the Corporation on the exercise thereafter of the right of purchase shall be reduced to such number of Common Shares as would have resulted from such consolidation or change, (the exercise price of which shall have been adjusted to provide for such consolidation or change), if the right of purchase had been exercised prior to the date of such consolidation or change;

      (c) In the event of any reclassification of the Common Shares of the Corporation at any time while any right of purchase is outstanding, the Corporation shall thereafter deliver at the time of the exercise of these Warrants, the number of shares, (the exercise price of which shall have been adjusted to provide for such reclassification) of the Corporation of the appropriate class or classes resulting from the said reclassification as the Holder would have been entitled to had the right of purchase been exercised before such reclassification. In the event of the issuance by way of a stock dividend of any shares of the Corporation of the same class as those then issuable upon the exercise of the right of purchase under these Warrants of any shares of such class, the Corporation shall thereafter deliver at the time of exercise of these Warrants such additional shares (if any) as the Holder would have been entitled to had the right of purchase been exercised before the payment of such stock dividend;

      (d) If and whenever at any time hereafter while any Warrants are outstanding, there is a capital reorganization of the Corporation not covered in subsections (b) or (c) of this section or a consolidation or merger of the Corporation with or into any other corporation or the sale of the properties and assets of the Corporation as or substantially as an entirety to any other corporation, the Holder who has not exercised his right of purchase prior to the effective date of such reorganization, consolidation, merger or sale, upon the exercise of such right thereafter, shall be entitled to receive and shall accept in lieu of the number of shares when subscribed for by the Holder but for the same aggregate consideration payable therefor, the

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            number of shares or other securities or property of the Corporation or of the corporation resulting from such merger or consolidation or to which such sale may be made, as the case may be, that such Holder would have been entitled to receive on such capital reorganization, consolidation, merger or sale if, on the record date or the effective date thereof, he had been the registered holder of the number of shares so subscribed for;

      (e) The Corporation shall not be required to deliver certificates for Common Shares while the share transfer books of the Corporation are closed prior to any meeting of shareholders or for the payment of dividends or for any other purpose, and in the event of the exercise of the right of purchase during any such period, delivery of certificates may be postponed for a period not exceeding five (5) days after the date of re-opening of the said register of transfers or share transfer books; provided, however, that any such postponement of delivery of certificates shall be without prejudice to the right of the Holder and/or the person or persons in whose name such certificates are to be issued to receive such certificates after the register of transfers or share transfer books shall have been reopened;

      (f) On the happening of each and every event referred to in subparagraphs (b), (c) and (d) above, the applicable provisions of these Warrants shall, ipso facto, be deemed to be amended accordingly and the Corporation shall take all necessary action as to comply with such provisions as so amended;

      (g) The adjustments in the number of Common Shares issuable pursuant to the right of purchase herein are to be cumulative and all such adjustments as are applicable to the purchase in question shall be made;

      (h) Upon any adjustment of the number of Common Shares issuable pursuant to the right of purchase herein, then and in each such case the Corporation shall give written notice thereof to the Holder, which notice shall state the number of Common Shares or other securities subject to the unexercised Warrants resulting from such adjustment, and shall set forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the request of the Holder there shall be transmitted promptly to the Holder a statement of the firm of independent chartered accountants retained to audit the financial statements of the Corporation to the effect that such firm concurs in the Corporation's calculation of the change; and

      (i) No adjustments shall be made if the amount of such adjustment shall be less than 1/2% of the per share exercise price in effect immediately prior to the event giving rise to the adjustment provided however, that in such case any adjustment that would have otherwise been required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together

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            with any adjustment so carried forward, shall amount to at least
            1/2% of the exercise price.

o Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of this Warrant certificate and, if requested by the Corporation, upon delivery of a bond of indemnity satisfactory to the Corporation (or, in the case of mutilation, upon surrender of this Warrant certificate), the Corporation will issue to the Holder a replacement certificate (containing the same terms and conditions as this Warrant certificate).

o This Warrant is non-assignable and non-transferable by the Holder except in respect of a transfer or assignment to a Related Party (as such term is defined in the voting agreement of even date herewith among the Holder, the Corporation and various other parties).

      Time is of the essence hereof.

      IN WITNESS WHEREOF the Corporation has caused its corporate seal to be hereto affixed and this Warrant to be signed by its President as of April 16, 1999.

                                 INTERNATIONAL MENU SOLUTIONS CORPORATION


                                       By: ___________________________________
                                           Michael Steele

                                       I have authority to bind the Corporation.
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                                SUBSCRIPTION FORM

TO:   International Menu Solutions Corporation
      350 Creditstone Road
      Concord, Ontario
      L4K 3Z3

      The undersigned Holder of the within Warrant hereby subscribes for ___________ Common Shares of International Menu Solutions Corporation (or such number of Common Shares or other securities to which such subscription entitled the Holder in lieu thereof or in addition thereto under the provisions of the Share Purchase Warrants or the adjusted dollar amount per share at which the undersigned is entitled to purchase such Common Shares or other securities under the provisions of such Warrant) on the terms specified in the said Warrant and enclosed herewith a certified cheque, cash or money order payable to the order of International Menu Solutions Corporation in payment of the subscription price.

      The undersigned hereby directs that the said Common Shares be registered and delivered as follows:

                                 Address(es)                       Number of
Name(s) in full                  (Include postal code)             Common Shares
---------------                  ---------------------             -------------

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       (PLEASE PRINT FULL NAME(S) IN WHICH SHARE CERTIFICATE(S) ARE TO BE
       ISSUED, STATING WHETHER MR., MRS., MISS OR MS. IS APPLICABLE.)

DATED__________________________.


                                            ____________________________________
Witness                                     Signature of Warrant Holder

                                     PRINT: Name: ______________________________
                                            Street: ____________________________
                                            Apt. #: ____________________________
                                            City: ______________________________
                                            Prov: ______________________________
                                            PCode: _____________________________